UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 3, 2011

MF Global Holdings Ltd.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33590	98-0551260
(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 589-6200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or formed address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 8, 2011, MF Global Holdings Ltd. (the “Company”) completed an offering of $325 million principal amount of its 6.250% Senior Notes due 2016 (the “Notes”) at an offer price of 100% of their principal amount. The Notes were sold pursuant to the Company’s shelf registration statement on Form S-3ASR (Registration No. 333-162119), as supplemented by the final prospectus supplement filed with the SEC on August 4, 2011 (the “final prospectus supplement”). The closing of the offering of the Notes occurred on August 8, 2011.

The Notes were issued pursuant to an Indenture (the “Base Indenture”), dated as of February 11, 2011, as supplemented by the Fourth Supplemental Indenture (the “Supplemental Indenture” and together, the “Indenture”), dated as of August 8, 2011, between the Company and Deutsche Bank Trust Company Americas, as trustee.

The Notes bear interest at a rate of 6.25% per year, payable semi-annually in arrears on February 8 and August 8 of each year, beginning on February 8, 2012. The Notes will mature on August 8, 2016. The Company may redeem the notes in whole or in part at any time at its option at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus a make-whole premium, if any, together with accrued and unpaid interest to the redemption date.

The interest rate applicable to the Notes is subject to adjustment from time to time if the rating applicable to the Notes is downgraded (or subsequently upgraded) in certain circumstances by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. In addition, the interest rate applicable to the Notes will increase in the event our current chief executive officer ceases employment at the Company under certain circumstances before July 1, 2013. These adjustments will no longer be applicable if the Notes are rated above certain ratings thresholds. In no event will the interest rate applicable to the Notes be reduced below 6.25% or increased above 9.25%.

Upon the occurrence of a change of control triggering event, the Company must offer to repurchase the Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

The Indenture, the Notes and the offering are described in the final prospectus supplement. Copies of the Base Indenture, the Supplemental Indenture (including the Form of Note included therein) and the underwriting agreement relating to the Notes are filed as exhibits to this Current Report.

The Company intends to use $100 million of the net proceeds from the offering of the Notes to repay outstanding indebtedness under its $1.2 billion unsecured, committed revolving credit facility. The remainder of the net proceeds will be used for general corporate purposes, including, without limitation, as working capital for the Company’s broker-dealer subsidiaries.

This description of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, which is filed with this Current Report on Form 8-K as Exhibit 4.1 and the Supplemental Indenture, which is filed with this Current Report on Form 8-K as Exhibit 4.2, each of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed as part of this Report on Form 8-K:

1.1	Underwriting Agreement, dated August 3, 2011, between the Company and Jefferies & Company, Inc., as representative for the several underwriters.

4.1	Senior Debt Indenture, dated February 11, 2011, between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on February 11, 2011).

4.2	Fourth Supplemental Indenture, dated August 8, 2011, between the Company and Deutsche Bank Trust Company Americas, as trustee.

4.3	Form of 6.250% Senior Notes due 2016 (included as Exhibit A in Exhibit 4.2).

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL HOLDINGS LTD.

Date: August 8, 2011	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 3, 2011, between the Company and Jefferies & Company, Inc., as representative for the several underwriters.

4.1	Senior Debt Indenture, dated February 11, 2011, between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on February 11, 2011).

4.2	Fourth Supplemental Indenture, dated August 8, 2011, between the Company and Deutsche Bank Trust Company Americas, as trustee.

4.3	Form of 6.250% Senior Notes due 2016 (included as Exhibit A in Exhibit 4.2).

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1).